                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



       We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-70085 of Conexant Systems, Inc. on Form S-3 of our report dated November 4, 1998, on the combined financial statements and financial statement schedule of the semiconductor systems business of Rockwell International Corporation, appearing in the Registration Statement on Form 10 (File No. 000-24923), as amended, of Conexant Systems, Inc. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP



Costa Mesa, California


January 19, 1999